Exhibit 1.7  Certificate of Amalgamation to Biolink Corporation

(Logo of	Ministry of		ONTARIO CORPORATION NUMBER
Ontario	Consumer and	CERTIFICATE
Government)	Commercial		1228120
Relations
THIS IS TO CERTIFY THAT THESE
ARTICLES ARE EFFECTIVE ON
March 18, 1997

/s/ SIGNATURE

Director/Directeur			Trans.
Business Corporations Act/Loi de sur les compagnies			Code
C
18

ARTICLES OF AMALGAMATION

FORM 4	1. The name of the amalgamated corporation is:

THE BUSINESS	B I O L I N K C O R P .
CORPORATIONS
ACT
FORM 4	2. The address of the registered office is:

189 CHURCH STREET

(Street & Number or R.R. Number &if Multi-Office Building give Room No.)
	TORONTO	M5B 1Y7

	(Name of Municipality or Post Office)	(Postal Code)

3. Number or (minimum and maximum number) of directors is:

A MINIMUM OF THREE (3) AND A MAXIMUM OF NINE (9).

4. The director(s) is/are:

First Name, initials and surname	Residence address, giving Street No. or R.R. No., municipality and postal code	Resident Canadian State Yes or No

Donald W.H. Gray	24 Elm Grove Avenue, Toronto, ON M6K 2J	Yes

Gary Howsam	46 Killdeer Cres., Toronto, On M4G 2W8	Yes

Peter Howsam	2520 York Rd., Raligh, NC 27608, USA	No

Conrad Gorinsky	Old House Land,The Old House, Nazeing, Essex,England, EN9 2LJ	No

Richard K. Watson	104 Balsam Avenue, Toronto, ON M4E 3B7	Yes

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	5. (A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176(4) of the Business Corporations Act on the date set out below.

	Check A or B

	X

(B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.
	The articles of amalgamation in substance contain the provisions of the articles of Incorporation of

	ID INVESTMENTS INC.

	Names of amalgamating Corporations	Ontario Corporation Number	Date of Adoption/Approval

	I.D. INVESTMENTS INC.	43767	February 7, 1997

	BIOLINK CORP.	1120317	February 7, 1997

	1149250 ONTARIO INC.	1149250	February 7, 1997

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	6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

	Not applicable.

	7. The classes and any maximum number of shares that the corporation is authorized to issue:

	The authorized capital of the Corporation shall consist of:

	(i) an unlimited number of common shares without par value; and

	(ii) an unlimited number of preference shares without par value, issuable in series.
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	8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which is to be issued in series:

	providing that the rights, privileges, restrictions and conditions attaching to the common shares and the preference shares are as follows:

	Common Shares

	The rights of the holders of the common shares are equal in all respects and include the right, among other things:

	1. to vote at all meetings of shareholders; and

	2. subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution.

	Preference Shares

	The preference shares without par value shall be designated as "Preference Shares", which, as a class have attached thereto the following:

1.   the Preference Shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement thereon of a certificate of amendment in respect thereof, the directors may fix from time before such issue the number of shares that is to comrpise each series and the designation, rights, privileges, restricitons and conditions attaching to each series of Preference Shares including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and/or conversion prices and terms and conditions of redemption, purchase and/or conversion, and any sinking fund or other provisions;

2.   the Preference Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preference Shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the Preference Shares. The Preference Shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to the Preference Shares as may be fixed as provided herein;

3.   if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preference Shares are not paid in full, all series of Preference Shares shall participate rateably in respect of such dividends and return of capital;

4.   the Preference Shares of any series may be made convertible into common shares at such rate and upon such basis as the directors in their discretion may determine; and

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5.   unless the directors otherwise determine iin the articles of amendment designating a series and except as required by law, the holder of each share of a series of Preference Shares shall not be entitled to vote at a meeting of shareholders.

	Voting Restrictions

	The holders of shares of any class and the holders of shares of any series of any class are not entitled to vote separately as a class or series, as the case may be, upon, and shall not be entitled to dissent in respect of, any proposal to amend the articles to:

1.   increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

2.   effect an exchange, reclassification or cancellation of the shares of such class or series; or

3.   create a new class or series of shares equal or superior to the shares of such class or series.

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	9. The issue, transfer or ownership of shares is not restricted and the restrictions (if any) are as follows:

	None

	10. Other provisions, if any, are:

	None

	11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".

	12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".
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	Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.

	I.D. INVESTMENTS INC.		BIOLINK CORP.

	/s/ SIGNATURE		/s/ SIGNATURE

	ASSISTANT SECRETARY		PRESIDENT

	1149250 ONTARIO INC.

	/s/ SIGNATURE

	ASSISTANT SECRETARY

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Schedule A

STATEMENT OF DIRECTOR

I, GARY HOWSAM, stated that:

1.   I am President of BIOLINK CORP. one of the amalgamating corporations (hereinafter called the "Corporation").
2.   I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration.
3.   I have satisfied myself that there are reasonable grounds for believing that:
   (a)  the Corporation is and the amalgamating corporation will be able to pay its liabilities as they become due;
   (b)  the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;
   (c)  no creditor of the corporation will be prejudiced by the amalgamation;
   (d)  adequate notice has been given to all known creditors of the amalgamating corporations; and
   (e)  no creditor object to the amalgamation.

DATED this 7th day of February, 1997.

/s/ GARY HOWSAM

Gary Howsam

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Schedule A

STATEMENT OF DIRECTOR

I, GARY HOWSAM, stated that:

1.   I am President of I.D. INVESTMENTS INC. one of the amalgamating corporations (hereinafter called the "Corporation").
2.   I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration.
3.   I have satisfied myself that there are reasonable grounds for believing that:
   (a)  the Corporation is and the amalgamating corporation will be able to pay its liabilities as they become due;
   (b)  the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;
   (c)  no creditor of the corporation will be prejudiced by the amalgamation;
   (d)  adequate notice has been given to all known creditors of the amalgamating corporations; and
   (e)  no creditor object to the amalgamation.

DATED this 7th day of February, 1997.

/s/ GARY HOWSAM

Gary Howsam

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Schedule A

STATEMENT OF DIRECTOR

I, GARY HOWSAM, stated that:

1.   I am President of 1149250 ONTARIO INC. one of the amalgamating corporations (hereinafter called the "Corporation").
2.   I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration.
3.   I have satisfied myself that there are reasonable grounds for believing that:
   (a)  the Corporation is and the amalgamating corporation will be able to pay its liabilities as they become due;
   (b)  the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes;
   (c)  no creditor of the corporation will be prejudiced by the amalgamation;
   (d)  adequate notice has been given to all known creditors of the amalgamating corporations; and
   (e)  no creditor object to the amalgamation.

DATED this 7th day of February, 1997.

/s/ GARY HOWSAM

Gary Howsam

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Schedule B

CERTIFIED COPY OF
RESOLUTIONS
OF THE BOARD OF DIRECTORS OF
BIOLINK CORP.

          WHEREAS the Corporation has decided to amalgamate with 1149250 Ontario Inc. and ID Investments Inc. ("ID") pursuant to subsection 177(1) of the Business Corporations Act;

          ON MOTION DULY MADE, SECONDED AND CARRIED UNANIMOUSLY, IT WAS RESOLVED THAT:

1.     The amalgamation of the Corporation, 1149250 Ontario Inc. and ID Investments Inc. under the Business Corporations Act pursuant to subsection 177(1) thereof, be and the same is hereby approved.
2.     The Articles of Amalgamation of the Amalgamated Corporation shall be the same as the Articles of Incorporation, as amended, of ID, except as set forth in the form of Articles of Amalgamation attached hereto;
3.     No security shall be issued by the Amalgamated Corporation in connection with the amalgamation; and
4.     Any one of the directors and officers of the Corporation is hereby authorized to do all such acts and things and to execute all such instruments and documents as may be necessary or desirable to carry out and give effect to the foregoing.

By-law

          The by-laws of the Amalgamated Corporation shall be the same as the by-laws of ID Investments Inc., which is the amalgamating holding corporation.

*  *  *  *  *

          The undersigned President of BioLink Corp. (the "Corporation")  hereby certifies that the foregoing is a true and complete copy of a resolution passed by the directors of the Corporation on the 7th day of February, 1997, which resolution remains in full force and effect unamended as of the date hereof.

DATED: February 7, 1997

/s/ GARY HOWSAM

President

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Schedule B

CERTIFIED COPY OF
RESOLUTIONS
OF THE BOARD OF DIRECTORS OF
ID INVESTMENTS INC.

          WHEREAS the Corporation has decided to amalgamate with Biolink Corp. and 1149250 Ontario Inc. pursuant to subsection 177(1) of the Business Corporations Act;

          ON MOTION DULY MADE, SECONDED AND CARRIED UNANIMOUSLY, IT WAS RESOLVED THAT:

1.     The amalgamation of the Corporation, Biolink Corp. and 1149250 Ontario Inc. under the Business Corporations Act pursuant to subsection 177(1) thereof, be and the same is hereby approved.
2.     The Articles of Amalgamation of the Amalgamated Corporation shall be the same as the Articles of Incorporation, as amended, of ID, except as set forth in the form of Articles of Amalgamation attached hereto;
3.     No security shall be issued by the Amalgamated Corporation in connection with the amalgamation; and
4.     Any one of the directors and officers of the Corporation is hereby authorized to do all such acts and things and to execute all such instruments and documents as may be necessary or desirable to carry out and give effect to the foregoing.

By-law

          The by-laws of the Amalgamated Corporation shall be the same as the by-laws of ID Investments Inc., which is the amalgamating holding corporation.

*  *  *  *  *

          The undersigned President of ID Investments Inc. (the "Corporation")  hereby certifies that the foregoing is a true and complete copy of a resolution passed by the directors of the Corporation on the 7th day of February, 1997, which resolution remains in full force and effect unamended as of the date hereof.

DATED: February 7, 1997

/s/ GARY HOWSAM

President

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Schedule B

CERTIFIED COPY OF
RESOLUTIONS
OF THE BOARD OF DIRECTORS OF
1149250 ONTARIO INC.

          WHEREAS the Corporation has decided to amalgamate with Biolink Corp. and ID Investments Inc. ("ID") pursuant to subsection 177(1) of the Business Corporations Act;

          ON MOTION DULY MADE, SECONDED AND CARRIED UNANIMOUSLY, IT WAS RESOLVED THAT:

1.     The amalgamation of the Corporation, Biolink Corp. and ID Investments Inc. under the Business Corporations Act pursuant to subsection 177(1) thereof, be and the same is hereby approved.
2.     The Articles of Amalgamation of the Amalgamated Corporation shall be the same as the Articles of Incorporation, as amended, of ID, except as set forth in the form of Articles of Amalgamation attached hereto;
3.     No security shall be issued by the Amalgamated Corporation in connection with the amalgamation; and
4.     Any one of the directors and officers of the Corporation is hereby authorized to do all such acts and things and to execute all such instruments and documents as may be necessary or desirable to carry out and give effect to the foregoing.

By-law

          The by-laws of the Amalgamated Corporation shall be the same as the by-laws of ID Investments Inc., which is the amalgamating holding corporation.

*  *  *  *  *

          The undersigned President of 1149250 Ontario Inc. (the "Corporation")  hereby certifies that the foregoing is a true and complete copy of a resolution passed by the directors of the Corporation on the 7th day of February, 1997, which resolution remains in full force and effect unamended as of the date hereof.

DATED: February 7, 1997

/s/ GARY HOWSAM

President